UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
June 20, 2023 (June 13, 2023)
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National Vision Holdings, Inc.
(Exact name of registrant as specified in its charter)
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001-38257
(Commission file number)

Delaware		46-4841717
(State or other jurisdiction of incorporation)		(IRS Employer Identification No.)

2435 Commerce Ave.
Building 2200		30096
Duluth,	Georgia	(Zip Code)
(Address of principal executive offices)
(770) 822‑3600
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	EYE	Nasdaq
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.              ☐

Item 1.01 Entry into a Material Definitive Agreement.
Reference is made to (i) that certain Second Joinder and Restatement Agreement, dated as of June 13, 2023 (the “Second Restatement Agreement”), by and among the New Lenders party thereto, the Letter of Credit Issuers party thereto, Nautilus Acquisition Holdings, Inc. (“Holdings”), a Delaware corporation and a wholly-owned subsidiary of National Vision Holdings, Inc. (the “Company”), National Vision, Inc. (“NVI”), a Georgia corporation and a wholly-owned subsidiary of the Company and the borrower under the Credit Agreement (as defined below), the subsidiaries of NVI party thereto, as guarantors, Bank of America, N.A. in its capacity as administrative agent and as collateral agent and (ii) the Second Amended and Restated Credit Agreement, dated as of June 13, 2023 (the “Credit Agreement”) and attached as Exhibit A thereto. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement and Second Restatement Agreement, as applicable, except for the reference to Adjusted Diluted Earnings Per Share (EPS), which is defined in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2023.

On June 13, 2023 (the “Second Restatement Effective Date”), the Second Restatement Agreement amended and restated the Joinder and Amendment and Restatement Agreement, dated as of July 18, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the Second Restatement Agreement, the “Original Credit Agreement”) to, among other things, (i) establish new first lien term loans in an aggregate principal amount of $150,000,000 (“Term A Loans”) to repay all principal, interest, fees and other amounts outstanding (other than contingent obligations) under the Original Credit Agreement immediately prior to the Second Restatement Effective Date, (ii) establish new revolving credit loans in an aggregate principal amount of $300,000,000 (the “Revolving Loans”), (iii) provide for a SOFR-based rate, with a credit spread adjustment of 10 basis points for all Interest Periods and a SOFR floor of 0.00% per annum, and (iv) as set forth below, modify the Applicable Margins used to calculate the rate of interest payable with respect to the Term A Loans and Revolving Loans (collectively, the “Loans”).

The Credit Agreement, as amended by the Second Restatement Agreement, provides that the Loans mature on the fifth anniversary of the Second Restatement Effective Date, subject to a springing maturity date, which is 91 days before the maturity date of the Company’s 2.50% convertible senior notes due 2025 if Minimum Liquidity is less than the sum of the redemption value of such convertible notes on that date plus $25,000,000 (the “Maturity Date”). Commencing on the last day of the first full fiscal quarter ended after the Second Restatement Effective Date, the Term A Loans will amortize in equal quarterly installments at a rate of 5.00% per annum. The $114,375,000.00 balance (assuming the springing maturity date does not occur) will be payable on the Maturity Date.

The new Applicable Margins are initially (i) 1.75% for the Loans that are Term SOFR loans and (ii) 0.75% for the Loans that are ABR loans. Following the delivery of the financial statements for the period ending on September 30, 2023, the Applicable Margins for the Loans will instead be based on NVI’s total leverage ratio as provided in the following schedule:

Consolidated Total Debt to Consolidated EBITDA Ratio	ABR Loans	Term SOFR Loans
> 2.50:1.00	1.25%	2.25%
≤ 2.50:1.00 but >1.75:1.00	1.00%	2.00%
≤ 1.75:1:00 but >0.75:1.00	0.75%	1.75%
≤ 0.75:1:00	0.50%	1.50%

The Second Restatement Agreement contains customary affirmative covenants, negative covenants, and events of default substantially comparable to the Original Credit Agreement.

By entering into the Credit Agreement, the Company has extended its access to $300 million in liquidity through the Revolving Loans for an additional five years through June 13, 2028. In addition, the Company currently expects no material impact on its Adjusted Diluted EPS in fiscal 2023 as a result of the Credit Agreement.

A copy of the Second Restatement Agreement, including the Credit Agreement attached as Exhibit A thereto, is filed herewith as Exhibit 10.1 and incorporated herein by reference. The above description of the Second Restatement Agreement and Credit Agreement is qualified in its entirety by reference to such exhibit.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.
On June 14, 2023, the Company held its 2023 annual meeting of stockholders (the “Annual Meeting”). The matters submitted to stockholders at the Annual Meeting and the voting results are as follows:
Proposal 1: Election of Directors
Stockholders elected six director nominees to hold office for terms expiring at the 2024 annual meeting of stockholders and until his or her successor is duly elected and qualified.

Nominee	For	Withheld	Broker Non-Votes
Virginia A. Hepner	71,654,553	684,411	1,646,488
Thomas V. Taylor, Jr.	71,903,779	435,185	1,646,488
David M. Tehle	71,938,305	400,659	1,646,488
D. Randolph Peeler	71,854,540	484,424	1,646,488
Heather Cianfrocco	71,903,903	435,061	1,646,488
Jose Armario	71,919,334	419,630	1,646,488
Proposal 2: Advisory Vote on Executive Compensation
Stockholders approved, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers.

For	Against	Abstained	Broker Non-Votes
69,994,188	2,319,563	25,213	1,646,488

Proposal 3: Ratification of the Appointment of the Independent Registered Public Accounting Firm
Stockholders ratified the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2023.

For	Against	Abstained	Broker Non-Votes
71,136,807	2,838,672	9,973	0

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1
Second Joinder and Restatement Agreement, dated as of June 13, 2023, including as Exhibit A thereto, the Second Amended and Restated Credit Agreement, by and among Nautilus Acquisition Holdings, Inc., National Vision, Inc., certain subsidiaries of National Vision, Inc., as guarantors, Bank of America, N.A., as Administrative Agent and the Collateral Agent, and the lenders from time to time party thereto.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Vision Holdings, Inc.

Date: June 20, 2023	By:	/s/ Jared Brandman
	Name:	Jared Brandman
	Title:	Senior Vice President, General Counsel and Secretary